Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 21, 2012, General Motors Financial Company, Inc. (“GM Financial”) and Ally Financial Inc. (“Ally”) announced agreements to acquire Ally’s auto finance and financial services operations in Europe and Latin America and its non-controlling 40% equity interest in GMAC-SAIC Automotive Finance Company Limited (“GMAC-SAIC”), which conducts auto finance and financial services business in China (collectively, the “International Operations”).

On April 1, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired Ally’s equity interests in its top-level holding companies that comprise substantially all of Ally’s auto finance and financial services business in Europe other than in France and Portugal and in Latin America other than Brazil, pursuant to the Purchase and Sale Agreement entered into on November 21, 2012, as subsequently amended and restated on February 22, 2013 (the “PSA”). The purchase price was approximately $2.4 billion, subject to possible adjustments as provided in the PSA.

On May 14, 2013, GM Financial issued and sold $1.0 billion in aggregate principal amount of 2.75% Senior Notes due 2016 (the “2016 Notes”), $750 million in aggregate principal amount of 3.25% Senior Notes due 2018 (the “2018 Notes”) and $750 million in aggregate principal amount of 4.25% Senior Notes due 2023 (the “2023 Notes” and, together with the 2016 Notes and the 2018 Notes, the “Notes”).

On June 3, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired, effective as of June 1, 2013, Ally’s equity interests in its companies that comprise Ally’s auto finance and financial services business in France and Portugal (together, with Ally businesses acquired on April 1 2013, the “Acquired International Operations”), pursuant to the PSA. The purchase price was approximately $150 million, subject to possible adjustments as provided in the PSA.

As of June 1, 2013, the acquisition by GM Financial of the companies that comprise Ally’s business in Brazil and its non-controlling 40% equity interest in GMAC-SAIC (the “Unacquired International Operations”), remained subject to certain regulatory approvals. The acquisition of the businesses in Brazil is expected to be completed in 2013 and the acquisition of the non-controlling 40% equity interest in GMAC-SAIC is expected to be completed in the first quarter of 2014 or as soon as practicable thereafter.

GM Financial is the wholly-owned captive finance subsidiary of General Motors Company (“GM”). Ally has historically provided a majority of the financing for GM’s dealers and a significant portion of the financing for its customers in the U.S. and Canada and other major international markets where it operates including through the operations that are the subject of this transaction. Historically, Ally has been GM’s primary financing partner for incentivized retail financing programs in its major markets. Currently, GM owns 9.9% of the common equity of Ally through an independent trust. The purchase price was determined based on arm’s length negotiations.

The pro forma financial information set forth herein gives effect to the following events (collectively, the “Transactions”):

1)	The consummation of the Acquired International Operations, which occurred on April 1, 2013 and June 1, 2013;

2)	The repayment of certain assumed debt obligations in the amount of $1.4 billion, which occurred in April 2013 and June 2013 subsequent to the closings of the Acquired International Operations that occurred on April 1, 2013 and June 1, 2013; and

3)	The issuance of the Notes.

The condensed combined statements of income give effect to these events as if they had occurred on January 1, 2012. The condensed combined balance sheet gives effect to these events as if they had occurred on March 31, 2013.

The unaudited pro forma condensed combined financial information included herein is derived from the historical financial statements of GM Financial and the Acquired International Operations and include adjustments which give effect to events that are (i) directly attributable to the Transactions, (ii) expected to have continued impact on GM Financial and (iii) factually supportable. Refer to the section entitled “Notes to Unaudited Pro Forma Condensed Combined Financial Statements.” GM Financial has not finalized its purchase price allocation necessary to reflect all of the Acquired International Operations’ assets acquired and liabilities assumed at their fair values, and accordingly, as described in Note 2 below, the unaudited pro forma condensed combined financial statements include preliminary allocations of the purchase price to reflect the estimated fair values of certain assets and liabilities.

The unaudited pro forma condensed combined financial statements:

•

do not purport to represent what the consolidated results of operations actually would have been if the Transactions had occurred on January 1, 2012 or what those results will be for any future periods or what the consolidated balance sheet would have been if the Transactions had occurred on March 31, 2013 or what the consolidated balance sheet will be on any future date; and

•

have not been adjusted to reflect any matters not directly attributable to implementing the acquisition of the Acquired International Operations. No adjustments, therefore, have been made for actions, such as any of GM Financial’s integration plans related to the Acquired International Operations. In connection with the plan to integrate the Acquired International Operations, GM Financial anticipates that non-recurring charges, such as costs associated with systems implementation and other costs related to exit or disposal activities, could be incurred. These charges could affect the results of operations of GM Financial in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the acquisition of the Acquired International Operations, as they are non-recurring in nature and were not determinable at the time that the unaudited pro forma condensed combined financial statements were prepared.

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2013

The following preliminary unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the Acquired International Operations and GM Financial on an acquisition accounting basis assuming that the Transactions were completed on March 31, 2013.

(In thousands)	GM Financial	Combined International Operations, Reclassified (Note 5)	Less: Unacquired International Operations, Reclassified	Subtotal: GM Financial and Acquired International Operations, Reclassified	Purchase Accounting and Other Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$2,896,870	$637,307	$187,603	$3,346,574	$(1,415,739)	A	$3,148,293
					1,226,992	B
					(9,534)	C
Finance receivables, net	11,502,472	15,045,071	3,977,614	22,569,929	23,740	D	22,593,669
Restricted cash—securitization notes payable	778,213	597,115	55,615	1,319,713			1,319,713
Restricted cash—credit facilities	53,101			53,101			53,101
Property and equipment, net	50,801	83,503	4,350	129,954			129,954
Investment in equity method investee		414,513	414,513
Leased vehicles, net	2,103,961	6,571		2,110,532			2,110,532
Deferred income taxes	81,559	403,980	297,388	188,151	(15,494)	E	147,248
					(25,409)	F
Intangible assets					16,231	G	16,231
Goodwill	1,108,011			1,108,011	35,796	H	1,143,807
Related party receivables	45,733	17,551		63,284			63,284
Other assets	133,458	537,209	420,632	250,035	25,000	B	251,761
					(23,274)	I

Total assets	$18,754,179	$17,742,820	$5,357,715	$31,139,284	$(161,691)		$30,977,593

Liabilities and Shareholder’s Equity
Liabilities:
Credit facilities	$2,719,134	$6,781,010	$3,478,594	$6,021,550	$(1,415,739)	A	$4,605,204
					(607)	J
Securitization notes payable	9,029,694	5,771,647	175,816	14,625,525	(37,216)	K	14,588,309
Senior notes	1,500,000			1,500,000	2,500,000	B	4,000,000
Convertible senior notes
Accounts payable and accrued expenses	235,866	915,200	432,415	718,651	65,000	L	783,648
					(356)	M
					353	N
Deferred income	94,023	6,661		100,684	(5,175)	O	95,509
Taxes payable	97,175	254,792	202,169	149,798	(25,564)	P	124,234
Related party payable		414,233	18,141	396,092			396,092
Related party taxes payable	594,806			594,806			594,806
Derivative swap and cap agreements	3,052	15,689		18,741			18,741

Total liabilities	14,273,750	14,159,232	4,307,135	24,125,847	1,080,696		25,206,543

Shareholder’s Equity
Additional paid-in capital	3,460,532	3,614,804	962,141	6,113,195	(2,652,663)	Q	4,760,532
					1,300,000	B
Accumulated other comprehensive income/loss	(9,332)	(31,216)	88,439	(128,987)	119,655	R	(9,332)
Retained earnings	1,029,229			1,029,229	(9,534)	C	1,019,850
					(25,409)	F
					25,564	P

Total shareholder’s equity	4,480,429	3,583,588	1,050,580	7,013,437	(1,242,387)		5,771,050

Total liabilities and shareholder’s equity	$18,754,179	$17,742,820	$5,357,715	$31,139,284	$(161,691)		$30,977,593

See accompanying notes to unaudited pro forma condensed combined financial statements

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2012

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of the Acquired International Operations and GM Financial on an acquisition accounting basis assuming that the Transactions were completed on January 1, 2012.

(In thousands)	GM Financial	Combined International Operations, Reclassified (Note 5)	Less: Unacquired International Operations, Reclassified	Subtotal: GM Financial and Acquired International Operations, Reclassified	Purchase Accounting and Other Adjustments		Pro Forma Combined
Revenue
Finance charge income	$1,594,174	$1,515,516	$655,470	$2,454,220	$19,171	D	$2,473,391
Leased vehicle income	289,256	23,652		312,908			312,908
Other income	77,105	200,885	87,187	190,803			190,803

	1,960,535	1,740,053	742,657	2,957,931	19,171		2,977,102
Costs and expenses
Operating expenses	397,582	557,709	226,433	728,858	16,231	G	745,266
					177	N
Leased vehicle expenses	211,407	22,670		234,077			234,077
Provision for loan losses	303,692	86,244	108,909	281,027	27,354	D	308,381
Interest expense	283,250	757,560	380,265	660,545	18,546	S	675,570
					(17,718)	I
					413	J
					13,784	K
Acquisition expenses	20,388			20,388	(20,388)	T

	1,216,319	1,424,183	715,607	1,924,895	38,399		1,963,294
Income before income taxes	744,216	315,870	27,050	1,033,036	(19,228)		1,013,808
Income tax provision	281,090	44,740	(2,480)	328,310	(6,730)	U	321,580
Equity method investee income, net of taxes		95,695	95,695

Net income	$463,126	$366,825	$125,225	$704,726	$(12,498)		$692,228

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Three Months Ended March 31, 2013

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of the Acquired International Operations and GM Financial on an acquisition accounting basis assuming that the Transactions were completed on January 1, 2012.

(In thousands)	GM Financial	Combined International Operations, Reclassified (Note 5)	Less: Unacquired International Operations, Reclassified	Subtotal: GM Financial and Acquired International Operations, Reclassified	Purchase Accounting and Other Adjustments		Pro Forma Combined
Revenue
Finance charge income	$414,731	$372,400	$165,436	$621,695	$540	D	$622,235
Leased vehicle income	106,705	1,032		107,737			107,737
Other income	18,684	44,775	24,127	39,332			39,332

	540,120	418,207	189,563	768,764	540		769,304
Costs and expenses
Operating expenses	107,824	108,346	15,670	200,500	44	N	200,544
Leased vehicle expenses	80,407	1,400		81,807			81,807
Provision for loan losses	93,606	27,279	22,483	98,402			98,402
Interest expense	82,228	184,083	97,470	168,841	4,637	S	174,410
					(2,352)	I
					56	J
					3,228	K
Acquisition expenses	6,383			6,383	(6,383)	T

	370,448	321,108	135,623	555,933	(770)		555,163
Income before income taxes	169,672	97,099	53,940	212,831	1,310		214,141
Income tax provision	63,729	34,156	22,108	75,777	459	U	76,236
Equity method investee income, net of taxes		26,895	26,895

Net income	$105,943	$89,838	$58,727	$137,054	$851		$137,905

General Motors Financial Company, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

For the Period Ended March 31, 2013

Note 1—Preliminary Purchase Accounting Allocation for the Acquired International Operations

The unaudited pro forma condensed combined financial information for the Transactions includes the unaudited pro forma condensed combined balance sheet as of March 31, 2013, assuming the Transactions occurred on March 31, 2013 on an acquisition accounting basis. The unaudited condensed combined statement of income for the year ended December 31, 2012 and the three months ended March 31, 2013 assumes that the Transactions occurred on January 1, 2012 on an acquisition accounting basis.

The acquisition of the Acquired International Operations is being accounted for using the acquisition method of accounting; accordingly, GM Financial’s cost to acquire the Acquired International Operations will be allocated to the assets, including identifiable intangible assets, and liabilities of the Acquired International Operations at their respective estimated fair values as of acquisition date. The table below reflects the preliminary allocation of purchase price to the acquired assets and liabilities based on preliminary estimates of fair value.

Preliminary Purchase Price Allocation

Unaudited Condensed Combined Pro Forma Financial Information—as of March 31, 2013

(In thousands)	Acquired International Operations
Total Purchase Price for Acquired International Operations	$2,613,008
Net Book Value of Acquired International Operations	2,533,008
Preliminary Allocation of Purchase Price
Pre-tax adjustments to reflect acquired assets and liabilities at fair value
Finance receivables, net	23,740
Intangible assets	16,231
Credit facilities	607
Securitization notes payable	37,216
Leasehold interests	(353)
Pension benefit obligations	356
Debt issuance costs	(23,274)
Deferred income	5,175

Pre-tax total adjustments	59,698
Deferred income taxes	(15,494)

After-tax total adjustment	$44,204
Fair value of net assets acquired	2,577,212

Preliminary goodwill resulting from the Acquisition	$35,796

The final allocation of the purchase price will be determined after completion of the acquisition of the remaining Unacquired International Operations and final analysis to determine the fair values of the International Operations’ tangible and intangible assets and liabilities. Based on preliminary estimates, management believes that upon completion of the acquisition of the remaining Unacquired International Operations and finalization of the purchase price allocation, the total goodwill resulting for the acquisition of the International Operations will be between $60 million and $100 million.

Note 2—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information related to the Transactions is included as of March 31, 2013 and for the year and three month periods ended December 31, 2012 and March 31, 2013, respectively. The acquisition is being accounted for under the purchase method of accounting in accordance with Accounting Standards Codification 805, Business Combinations.

The unaudited pro forma condensed combined financial information as of March 31, 2013 and for the year and three months ended December 31,2012 and March 31, 2013, respectively includes preliminary estimated adjustments to record the assets and liabilities of the Acquired International Operations at their respective estimated fair values and represents management’s estimates based on available information. Management utilized various valuation methodologies and models which it believes are reasonable. However other market participants could utilize different methodologies and models to arrive at different valuations. The pro forma adjustments included herein may be revised as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after completion of the acquisition of the remaining Unacquired International Operations and final analysis to determine the fair values of the International Operations’ tangible and intangible assets and liabilities.

Certain amounts in the historical consolidated financial statements of the International Operations have been reclassified to conform to GM Financial’s classification; refer to Note 5– Reclassification Adjustments for further information.

The unaudited pro forma condensed combined financial information is presented in accordance with the Securities Exchange Act of 1934, as amended, for illustrative purposes only and does not indicate the results of operations or the combined financial position that would have resulted had the Transactions been completed at the beginning for the applicable period presented, nor the impact of possible business model changes as a result of current market conditions which would impact revenues, performance of finance receivables, expense efficiencies, asset dispositions, and other factors.

Additionally, the unaudited pro forma condensed combined financial information is not indicative of the results of operations in future periods or the future financial position of the combined businesses.

Note 3—Transactions Not Completed as of the Date of this Filing

As of June 1, 2013, the acquisition by GM Financial of the companies that comprise Ally’s automotive finance and financial services operations in Brazil and its non-controlling 40% equity interest in GMAC-SAIC, remained subject to certain regulatory and other approvals. The acquisition of the automotive finance and financial services operations in Brazil is expected to be completed in 2013 and the acquisition of the non-controlling 40% equity interest in GMAC-SAIC is expected to be completed in the first quarter of 2014 or as soon as practicable thereafter. The unaudited pro forma condensed combined financial information does not reflect the acquisition of these auto finance and financial services operations and the non-controlling equity interest in GMAC-SAIC.

Note 4—Purchase Accounting and Acquisition Adjustment Descriptions

(A)	Adjustments to reduce the carrying amount of the Acquired International Operations debt by $1.4 billion as of March 31, 2013. These adjustments reflect repayment of the Acquired International Operations indebtedness assumed by GM Financial in connection with the acquisition. Subsequent to April 1, 2013, and June 1, 2013, $1.4 billion of the Acquired International Operations’ debt outstanding on credit facilities was repaid by GM Financial. Refer to Note (S) for further discussion regarding the impact of the adjustment on interest expense for the year ended December 31, 2012 and the three months ended March 31, 2013.

(B)	Adjustments to record the issuance of the Notes and capitalization of estimated debt issuance costs as well as an adjustment to record a $1.3 billion capital contribution from GM Financial’s parent, GM, as of December 31, 2012. The excess over the amount paid for the Acquired International Operations is reflected as an increase to cash and cash equivalents of $1.2 billion.

(Dollars in thousands)	Amount
Capital Contribution from GM	$1,300,000
Gross proceeds—Notes	2,500,000
Less: Issuance costs—Notes	(25,000)

Net proceeds—Notes	2,475,000
Less: Amount paid to Ally for the Acquired International Operations at closing	(2,548,008)

Net increase to cash and cash equivalents	1,226,992

Refer to Note (S) for further information regarding the impact of these adjustments on interest expense for the year ended December 31, 2012 and the three months ended March 31, 2013.

(C)	Adjustments to reflect the payment of incremental transaction costs incurred subsequent to March 31, 2013 in connection with the acquisition of the Acquired International Operations.

(D)	Adjustments totaling $24 million to record consumer and commercial finance receivables at their estimated fair values as of March 31, 2013 and to reflect the adjustment to increase finance charge income by $19 million and $1 million for the year ended December 31, 2012 and the three months ended March 31, 2013, respectively, based on the effective interest rate amortization method. The estimated fair values of the acquired finance receivables were developed by estimating the expected remaining cash flows of the receivables portfolio discounted at estimated market rates for similar loans across the various jurisdictions. In addition, this adjustment increases provision expense by $27 million to reflect loss recognition associated with the acquired finance receivables with no deterioration in credit quality.

(E)	Adjustment to reflect the preliminary estimate of the deferred tax effect of the purchase accounting adjustments utilizing GM Financial’s statutory tax rates ranging from 20%-34% applicable to the jurisdictions in which the purchase accounting adjustments are recorded.

(F)	Adjustments to reflect the deferred tax assets of the Acquired International Operations at their carrying value based on GM Financial’s estimates of future realization of such assets.

(G)	Adjustments of $16 million to record intangible assets associated with dealer networks and business licenses across the various jurisdictions as of March 31, 2013. The estimated useful lives of these assets are one year. As such, the balance is amortized within the year ended December 31, 2012.

(H)	Adjustments of $36 million to record preliminary estimate of goodwill as a result of the acquisition of the Acquired International Operations.

(I)	Adjustments totaling $23 million to write off the Acquired International Operations existing debt issuance costs as of March 31, 2013 and to reflect the reduction to interest expense of $18 million and $2 million for the year ended December 31, 2012 and the three months ended March 31, 2013, respectively, based on the effective interest rate method.

(J)	Adjustments totaling $0.6 million to record the Acquired International Operations’ credit facilities at their estimated fair values based on current credit and market interest rates. The impact of this adjustment is to increase interest expense by $0.4 million and $0.06 million for the year ended December 31, 2012 and the three months ended March 31, 2013, respectively.

(K)	Adjustments totaling $37 million to record the Acquired International Operations’ securitization notes payable at their estimated fair value based on current credit and market interest rates. The impact of this adjustment is to increase interest expense by $14 million and $3 million for the year ended December 31, 2012 and the three months ended March 31, 2013, respectively.

(L)	Adjustments totaling $65 million to record estimated future consideration to be paid to Ally in respect of the Acquired International Operations. This adjustment does not affect the income statement for the periods presented.

(M)	Adjustments totaling $0.4 million to reflect the purchase accounting adjustments for the defined benefit obligations. This adjustment does not affect the income statement for the periods presented.

(N)	Adjustments totaling $0.4 million to record the Acquired International Operations’ unfavorable leasehold interests intangible liabilities based on prevailing market conditions across the various jurisdictions at the time of the acquisition of the Acquired International Operations. This adjustment will be amortized using the straight-line method over the duration of the underlying lease agreements, which have two years remaining. Accordingly, this adjustment reduces operating expenses by $0.2 million and $0.04 million for the year ended December 31, 2012 and the three months ended March 31, 2013, respectively.

(O)	Adjustments totaling $5 million to adjust the carrying value of deferred income to the fair value of the underlying performance obligations of the Acquired International Operations as of March 31, 2013.

(P)	Adjustments reflect estimated current taxes payable of the Acquired International Operations based on the impact of including the acquired legal entities within GM Financial’s legal entity structure.

(Q)	Adjustments to eliminate the Acquired International Operations’ historical net parent investment.

(R)	Adjustments to eliminate the carrying value of the Acquired International Operations’ accumulated other comprehensive income.

(S)	Adjustments totaling $19 million and $5 million to reflect the interest expense impact of adjustments to debt instruments for the year ended December 31, 2012 and the three months ended March 31, 2013, respectively, as described in Notes (A) and (B), above, is summarized below:

(Dollars in thousands)	Balance	Interest Rate	December 31, 2012	March 31, 2013
Instrument
Assumed Indebtedness—Credit Facilities	$(1,415,739)	5.00%	$(70,787)	$(17,697)
Senior Notes/inter-company borrowings	2,500,000	3.35%	83,750	20,938
Amortization of issuance costs—Senior Notes	25,000	n/a	5,583	1,396

Interest Expense Adjustment			$18,546	$4,637

(T)	Adjustments to eliminate nonrecurring costs directly relating to the Transactions included in the historical income statements of GM Financial.

(U)	Adjustments to record estimated incremental income tax provision utilizing GM Financial’s statutory rate of 35%, recognized as a result of purchase accounting adjustments.

Note 5—Reclassification Adjustments

Unaudited Pro Forma Condensed Balance Sheet: International Operations Reporting Reclassification Adjustments

As of March 31, 2013

(In thousands)	GM Financial	International Operations	Reporting Reclassification Adjustments			International Operations Reclassified
Assets
Cash and cash equivalents	$2,896,870	$637,307				$637,307
Finance receivables, net	11,502,472	14,998,362		$(17,551)	(1)	15,045,071
				64,260	(2)
Restricted cash—securitization notes payable	778,213			597,115	(3)	597,115
Restricted cash—credit facilities	53,101			`
Property and equipment, net	50,801			57,015	(2)	83,503
				26,488	(4)
Investment in equity method investee		414,513				414,513
Leased vehicles, net	2,103,961			6,571	(2)	6,571
Deferred income taxes	81,559	403,980				403,980
Goodwill	1,108,011
Related party receivables	45,733			17,551	(1)	17,551
Other assets	133,458	1,288,658		(597,115)	(3)	537,209
				(127,846)	(2)
				(26,488)	(4)

Total assets	$18,754,179	$17,742,820	$			$17,742,820

Liabilities and Shareholder’s Equity
Liabilities:
Credit facilities	$2,719,134			$6,781,010	(5)	$6,781,010
Securitization notes payable	9,029,694			5,771,647	(5)	5,771,647
Senior notes	1,500,000
Short-term borrowings—Third party		$3,058,815		(3,058,815)	(5)
Long-term debt—Third party		8,091,841		(8,091,841)	(5)
Related party debt with Ally Financial Inc.		1,402,001		(1,402,001)	(5)
Interest payable		154,824		(154,824)	(6)
Accounts payable and accrued expenses	235,866	1,451,751		154,824	(6)	915,200
				(414,233)	(7)
				(6,661)	(8)
				(254,792)	(9)
				(15,689)	(10)
Deferred income	94,023			6,661	(8)	6,661
Taxes payable	97,175			254,792	(9)	254,792
Related party payable				414,233	(7)	414,233
Related party taxes payable	594,806
Derivative swap and cap agreements	3,052			15,689	(10)	15,689

Total liabilities	14,273,750	14,159,232				14,159,232

Shareholder’s equity
Parent’s net investment		3,614,804		(3,614,804)	(11)
Additional paid-in capital	3,460,532			3,614,804	(11)	3,614,804
Accumulated other comprehensive income/loss	(9,332)	(31,216)				(31,216)
Retained earnings	1,029,229

Total shareholder’s equity	4,480,429	3,583,588				3,583,588

Total liabilities and shareholder’s equity	$18,754,179	$17,742,820	$			$17,742,820

See accompanying notes to unaudited pro forma condensed combined financial statements

Balance Sheet—International Operations Reclassification Adjustment Descriptions:

The following reclassifications have been made to the International Operations financial statements in order to conform to the GM Financial presentation:

(1)	Adjustments to reclassify International Operations notes receivable from GM included in finance receivables to related party receivables. Refer to Note (7) for related party payable adjustment.
(2)	Adjustments to reclassify International Operations certain other assets balance to finance receivables, net, leased vehicles, net and property and equipment, net.
(3)	Adjustments to reclassify International Operations restricted cash collections for securitization trusts and cash reserve deposits held-for-securitization trusts to restricted cash—credit facilities.

(4)	Adjustments to reclassify International Operations property and equipment, net balances included in other assets to property and equipment, net.
(5)	Adjustments to reclassify International Operations debt instruments to credit facilities and securitization notes payable.
(6)	Adjustments to reclassify International Operations interest payable balance to accounts payable and accrued expenses.
(7)	Adjustments to reclassify International Operations payables to GM included in accounts payable and accrued expenses to related party payable. Refer to Note (1) for related party receivable adjustment.
(8)	Adjustments to reclassify International Operations deferred income included in accounts payable and accrued expenses to deferred income.
(9)	Adjustments to reclassify International Operations taxes payable included in accounts payable and accrued expenses to taxes payable.
(10)	Adjustments to reclassify International Operations derivative liability balances included in accounts payable and accrued expenses to derivative swap and cap agreements.
(11)	Adjustments to reclassify International Operations parent’s net investment category to additional paid-in capital.

Unaudited Pro Forma Condensed Income Statement: International Operations Reporting Reclassification Adjustments

For the Year Ended December 31, 2012

(In thousands)	GM Financial	International Operations	Reporting Reclassification Adjustments			International Operations Reclassified
Revenue
Finance charge income	$1,594,174	$1,514,300		$14,338	(1)	$1,515,516
				(13,122)	(4)
Leased vehicle income	289,256			23,652	(1)	23,652
Other income	77,105	162,505		7,800	(1)	200,885
				30,580	(2)
Interest-bearing cash		30,580		(30,580)	(2)
Operating leases		45,790		(45,790)	(1)
Interest expense on short-term borrowings		(130,186)		130,186	(3)
Interest expense on long-term borrowings		(627,374)		627,374	(3)
Depreciation expense on operating lease assets		(37,825)		37,825	(4)
Income in equity method investee		95,695		(95,695)	(5)

	1,960,535	1,053,485		686,568		1,740,053
Costs and expenses
Operating expenses	397,582	402,683		2,033	(4)	557,709
				152,993	(6)
Leased vehicle expenses	211,407			22,670	(4)	22,670
Provision for loan losses	303,692	86,244				86,244
Interest expense	283,250			757,560	(3)	757,560
Acquisition and integration expenses	20,388
Compensation and benefits expense		152,993		(152,993)	(6)

	1,216,319	641,920		782,263		1,424,183
Income before income taxes	744,216	411,565		(95,695)		315,870
Income tax provision	281,090	44,740				44,740
Equity method investee income, net of tax				95,695	(5)	95,695

Net income	$463,126	$366,825	$			$366,825

For the Three Months Ended March 31, 2013

(In thousands)	GM Financial	International Operations	Reporting Reclassification Adjustments			International Operations Reclassified
Revenue
Finance charge income	$414,731	$371,758		$4,615	(1)	$372,400
				(3,973)	(4)
Leased vehicle income	106,705			1,032	(1)	1,032
Other income	18,684	32,349		2,493	(1)	44,774
				9,932	(2)
Interest-bearing cash		9,932		(9,932)	(2)
Operating leases		8,140		(8,140)	(1)
Interest expense on short-term borrowings		(30,383)		30,383	(3)
Interest expense on long-term borrowings		(153,700)		153,700	(3)
Depreciation expense on operating lease assets		(6,764)		6,764	(4)
Income in equity method investee		26,895		(26,895)	(5)

	540,120	258,227		159,979		418,206
Costs and expenses
Operating expenses	107,824	68,647		1,391	(4)	108,346
				38,308	(6)
Leased vehicle expenses	80,407			1,400	(4)	1,400
Provision for loan losses	93,606	27,279				27,279
Interest expense	82,228			184,083 (3)		184,083
Acquisition and integration expenses	6,383
Compensation and benefits expense		38,308		(38,308)	(6)

	370,448	134,234		186,874		321,108
Income before income taxes	169,672	123,993		(26,895)		97,098
Income tax provision	63,729	34,156				34,156
Equity method investee income				26,895	(5)	26,895

Net income	$105,943	$89,837	$			$89,837

Income Statement—International Operations Reclassification Adjustment Descriptions:

The following reclassifications have been made to the International Operations’ financial statements in order to conform to the GM Financial presentation:

(1)	Adjustments to reclassify International Operations operating leases revenue to finance charge income, leased vehicle income, and other income.
(2)	Adjustments to reclassify International Operations interest-bearing cash to other income.
(3)	Adjustments to reclassify International Operations interest expense on short-term and long-term borrowings to interest expense.
(4)	Adjustments to reclassify International Operations depreciation expense on operating lease assets to finance charge income, leased vehicle expense and operating expense.
(5)	Adjustments to reclassify International Operations equity method investee income, net of tax.
(6)	Adjustments to reclassify International Operations compensation and benefits expense to operating expenses.